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                           ASSET ACQUISITION AGREEMENT

DATED:    May 23, 1996

BETWEEN:  Interpac International, Inc., a Nevada corporation
          9840 SW Sunshine Court #G700
          Beaverton, Oregon 97005                           "Interpac-Nevada"

AND:      Interpac International, Inc., a Washington corporation
          1504 Point Fosdick Drive NW
          Gig Harbor, Washington 98335                  "Interpac-Washington"

                                    RECITALS

     A. Interpac-Nevada desires to acquire all of the assets of Interpac-Washington in consideration of the issuance of common stock of Interpac-Nevada.

     B. Interpac-Washington is willing to exchange all of its assets for shares of common stock of Interpac-Nevada pursuant to the terms and conditions of this Agreement and with the understanding and intention that the exchange described herein will qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. TRANSFER OF ASSETS. Interpac-Washington hereby transfers and conveys to Interpac-Nevada all of its right, title and interest in and to all of the assets ("Assets") described in Exhibit "A" attached hereto and incorporated by this reference. The Assets constitute all of the assets of Interpac-Washington.

     2. CONSIDERATION FOR TRANSFER OF ASSETS. In consideration of the transfer of the Assets, Interpac-Nevada shall issue to Interpac-Washington 7,044,500 shares of the voting common stock ("Shares") of Interpac-Nevada.

     3. DISSOLUTION OF INTERPAC-WASHINGTON. As promptly as possible after the transfer and conveyance of the Assets and the issuance of the Shares, Interpac-Washington shall undertake all action required under the Washington Business Corporation Act to file Articles of Dissolution pursuant to which it shall distribute the Shares to its shareholders.

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     4.   REPRESENTATIONS AND WARRANTIES. The parties make the representations and warranties to each other which are set forth in this Section 4. The survival of all such representations and warranties shall be in accordance with Section
8.1 hereof.

          4.1 REPRESENTATIONS AND WARRANTIES OF INTERPAC-NEVADA. Interpac-Nevada represents and warrants to Interpac-Washington, as of the date hereof, as follows.

          (a) It is a corporation duly organized under the laws of the State of Nevada, validly existing, and authorized to exercise all its corporate powers, rights and privileges.

          (b) It has the corporate power and authority to own and operate its properties and to carry on its businesses now conducted.

          (c) It has all requisite legal and corporate power to execute and deliver this Agreement.

          (d) At Closing, as defined in Section 6 hereof, it will have all required legal and corporate power to issue to Interpac-Washington the Shares called for by this Agreement.

          (e) All corporate actions on its part necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and for the issuance and delivery of the Shares has been taken, and this Agreement constitutes a valid obligation of Interpac-Nevada.

          (f) It is a nonreporting public corporation within the meaning of the Securities Exchange Act of 1934.

          (g) It has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

          (h) The Shares, when issued and delivered in accordance with the terms of this Agreement and for the consideration expressed herein, shall be duly and validly issued, fully paid and non-assessable.

          (I) There is no action, proceeding, or investigation pending or threatening, or any basis therefor, to question the validity of this Agreement or the accuracy of the representations and warranties contained herein.

          (j) The authorized capital stock of Interpac-Nevada consists of 100,000,000 shares of common stock, par value $0.001 per share, of which 5,000,000 shares are outstanding and 10,000,000 shares of preferred stock, par value $0.001 per share none of

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     which are outstanding.  Except as contemplated in this Agreement, there are no other securities, options, warrants, or other rights to purchase any securities of Interpac-Nevada outstanding. All outstanding securities of Interpac-Nevada are duly and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

          4.2. REPRESENTATIONS AND WARRANTIES OF INTERPAC-WASHINGTON. Interpac-Washington represents and warrants to Interpac-Nevada, as of the date hereof, as follows:

          (a) It is a corporation duly organized under the laws of the State of Washington, validly existing and authorized to exercise all its corporate powers, rights and privileges.

          (b) It has the corporate power and authority to own and operate its properties and to carry on its business as now conducted.

          (c) It has all requisite legal and corporate power to execute and deliver this Agreement.

          (d) All corporate actions on its part necessary for the authorization, execution, delivery and performance of all obligations under this Agreement have been taken and this Agreement constitutes a valid obligation of Interpac-Washington.

          (e) It has good and marketable title to the Assets free and clear of all liens and encumbrances.

          (f) At Closing, as defined in Section 6 hereof, it will have all required legal and corporate power to transfer and convey the Assets to Interpac-Nevada.

          (g) It is a nonreporting corporation within the meaning of the Securities Exchange Act of 1934.

          (h) There is no action, proceeding or investigation pending or threatening or any basis thereof, to question the validity of this Agreement or the accuracy of the representations and warranties contained herein.

          5.   COVENANTS.

               5.1 APPROVAL OF SHAREHOLDERS. Interpac-Washington shall (a) cause a special meeting of its shareholders to be duly called and held in accordance with the laws of the State of Washington, applicable federal and state securities laws and Interpac-Washington's Articles of Incorporation and Bylaws as soon as reasonably practicable for the purpose of voting on the

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adoption and approval of this Agreement, (b) recommend to its shareholders approval of the Agreement, (c) use its best efforts to obtain the necessary approval of its shareholders, (d) take all action required under the Washington Business Corporation Act with respect to the holders of any dissenting shares of Interpac-Washington.

          5.2 THIRD PARTY CONSENTS. Interpac-Nevada and Interpac-Washington each agree to use their respective best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby.

     6.   CLOSING.

          6.1 PLACE OF CLOSING. Closing shall take place at 9840 SW Sunshine Court # G700 Beaverton, Oregon 97005. At Closing, the parties, among other things, shall do the following:

               (a) Execute this Agreement.

               (b) Interpac-Nevada shall deliver to Interpac-Washington a certificate or certificates representing the Shares.

          6.2 CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE. The respective obligations of each party to consummate this Agreement shall be subject to the fulfillment of all of the following conditions precedent at or prior to Closing:

               (a) This Agreement having been approved by the shareholders of Interpac-Washington.

               (b) No injunction or other decree by any Federal or state court which prevents the consummation of this Agreement.

               (c) No Federal or state statute has been enacted which would prevent the consummation of the Agreement.

               (d) All governmental consents and approvals required for the consummation of the Agreement have been obtained.

          7.   TERMINATION AND AMENDMENT.

               7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing, whether before or after approval by the shareholders of Interpac-Washington:

               (a) by mutual consent of Interpac-Nevada and Interpac-Washington; or

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               (b) by either Interpac-Nevada or Interpac-Washington if (ii) the requisite vote of the shareholders of Interpac-Washington to approve this
Agreement shall not be obtained,   (ii) any governmental or regulatory body, the
consent of which is a condition to the obligations of the parties to consummate this Agreement shall have determined not to grant consent, or (iii) any court of competent jurisdiction shall have issued an order, judgment or decree restraining, enjoining or otherwise prohibiting the Agreement and such order, judgment or decree shall have become final and nonappealable.

          7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall become void and there shall be no liability on the part of either Interpac-Nevada or Interpac-Washington or their respective officers or directors. However, nothing in this
Section 7.2 shall relieve any party for any breach of this Agreement.

          7.3 AMENDMENT. No amendment can be made to this Agreement after the approval of the Agreement by the shareholders of Interpac-Washington.

     8.   MISCELLANEOUS.

          8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements by either party to this Agreement shall survive the consummation of this Agreement.

          8.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the matters provided herein and supersedes all prior agreements, whether oral or written, by any of the parties or by any officer or representative of any party.

          8.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada.

          8.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties and their successors and assigns.

          8.5 SEVERABILITY. The provisions of this Agreement are severable. If any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, to the extent enforceable, shall nevertheless be binding and enforceable.

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          8.6  NON-WAIVER.  Failure by any party at any time to require performance of the other party of the provisions of this Agreement shall in no way affect any party's rights hereunder to enforce the same, nor shall any such waiver by either party of any breach be held to be a waiver of any succeeding breach or waiver of this clause.

          8.7 ARBITRATION. Any controversy or claim arising out of, or related to this Agreement, or the breach thereof, shall be settled by arbitration on accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.

          8.8 ATTORNEYS' FEES. In the event the services of an attorney at law are necessary to enforce any of the terms of this Agreement or to resolve any disputes arising under this Agreement, the prevailing party shall be entitled to recover its attorney's fees as determined by the appropriate trail or appellate court.

          8.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


INTERPAC-NEVADA:                                  INTERPAC-WASHINGTON:
Interpac International, Inc.                      Interpac International, Inc.


By:/s/ James McKenzie                             By :/s/ Ragnor Lovoll


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                                 ASSETS ACQUIRED


     (1) All personal property and equipment used in the conduct of the business

     (2) All fishing rights, if any, and all rights to purchase the hull and equipment of the ship "F/V Prosperity", official number 556069 purchased from Interwest Financial, Inc.

     (3) The rights to all contracts and agreements, oral or written, between Interpac-Washington and the following:

          (A) all organizations involved in the raising and marketing of prawns in the Phillippines.

          (B) Qingdao Resources Committee for the Protection, Research and Development of Ocean Resources concerning the supply of prawns.

          (C) any persons or entities offering ships for sale, including prints, specifications, and other information which are in the possession or control of Interpac-Washington concerning said ships.
          (D) all drawings or surveys in the possession or control of Interpac-Washington concerning the acquisition and/or conversion of ships.

          (E) all legal and financial documents concerning the establishment and operation of a Philippine subsidiary corporation established by Interpac-Washington.

          (F) all accounts and notes receivable in the approximate amount of $35,000.




                                   EXHIBIT "A"

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